Exhibit 99.1

SPECTRUM CONTROL, INC. AND SUBSIDIARIES

FINANCIAL STATEMENTS

SPECTRUM CONTROL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollar Amounts in Thousands)

	February 28, 2011	November 30, 2010
Assets
Current assets
Cash and cash equivalents	$3,746	$2,754
Accounts receivable, less allowances of $1,054 in 2011 and $955 in 2010	28,595	25,892
Inventories, net	39,270	39,549
Deferred income taxes	1,681	1,681
Prepaid expenses and other current assets	2,673	1,143

Total current assets	75,965	71,019

Property, plant and equipment, net	28,611	29,210

Other assets
Goodwill	45,867	45,867
Other noncurrent assets	11,010	11,526

Total other assets	56,877	57,393

Total assets	$161,453	$157,622

Liabilities and Stockholders’ Equity
Current liabilities
Short-term debt	$3,000	$1,000
Accounts payable	6,820	7,527
Income taxes payable	1,547	754
Accrued liabilities	4,499	6,572
Current portion of long-term debt	75	70

Total current liabilities	15,941	15,923

Long-term debt	335	410
Other liabilities	386	433
Deferred income taxes	11,273	11,129

Stockholders’ equity
Common stock, no par value, authorized 25,000,000 shares, issued 14,817,324 shares in 2011 and 14,796,157 shares in 2010	53,096	52,768
Retained earnings	91,292	88,007
Treasury stock, 1,677,479 shares in 2011 and 2010, at cost	(11,788)	(11,788)
Accumulated other comprehensive income	918	740

Total stockholders’ equity	133,518	129,727

Total liabilities and stockholders’ equity	$161,453	$157,622

The accompanying notes are an integral part of the condensed consolidated financial statements.

SPECTRUM CONTROL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in Thousands, Except Per Share Data)

	For the Three Months Ended February 28,
	2011	2010
Net sales	$41,209	$37,870

Cost of products sold	31,062	28,991

Gross margin	10,147	8,879

Selling, general and administrative expense	5,276	5,159

Income from operations	4,871	3,720

Other income (expense):
Interest expense	(41)	(47)
Other income and expense, net	(13)	34

	(54)	(13)

Income before provision for income taxes	4,817	3,707

Provision for income taxes	1,532	1,299

Net income	$3,285	$2,408

Earnings per common share:
Basic	$0.25	$0.19

Diluted	$0.25	$0.19

Average number of common shares outstanding:
Basic	13,123	12,695

Diluted	13,332	12,964

Dividends per common share	$-	$-

The accompanying notes are an integral part of the condensed consolidated financial statements.

Spectrum Control, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Dollar Amounts in Thousands)

	For the Three Months Ended February 28,
	2011	2010
Cash Flows From Operating Activities:
Net income	$3,285	$2,408
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,488	1,302
Amortization	447	221
Deferred income taxes	144	223
Equity-based compensation	184	120
Non-cash insurance recoveries	(47)	(33)
Changes in assets and liabilities:
Accounts receivable	(2,596)	(2,259)
Inventories	298	2,004
Prepaid expenses and other assets	(1,452)	472
Accounts payable and accrued expenses	(2,021)	(1,992)

Net cash provided by (used in) operating activities	(270)	2,466

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(885)	(1,206)

Net cash used in investing activities	(885)	(1,206)

Cash Flows From Financing Activities:
Net proceeds (repayment) of short-term borrowings	2,000	(3,000)
Repayment of long-term debt	(70)	(65)
Net proceeds from issuance of common stock	144	300

Net cash provided by (used in) financing activities	2,074	(2,765)

Effect of exchange rate changes on cash	73	(123)

Net increase (decrease) in cash and cash equivalents	992	(1,628)

Cash and cash equivalents, beginning of period	2,754	6,090

Cash and cash equivalents, end of period	$3,746	$4,462

The accompanying notes are an integral part of the condensed consolidated financial statements.

SPECTRUM CONTROL, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2011

(Unaudited)

Note 1 – Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments which are normal, recurring and necessary to present fairly the results for the interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for the entire year.

The condensed consolidated financial statements include the accounts of Spectrum Control, Inc. and its Subsidiaries (“the Company”). All significant intercompany accounts are eliminated upon consolidation.

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The income tax rates utilized for interim financial statement purposes for the periods ended February 28, 2011 and 2010 are based on estimates of income and other pertinent tax matters for the entire year.

Management has evaluated all subsequent events through the date the financial statements were issued. No material recognized or non-recognizable events were identified, except as disclosed in Note 21 herein.

The condensed consolidated balance sheet at November 30, 2010 has been derived from the audited consolidated financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

For further information, refer to the consolidated financial statements and notes thereto included in the Spectrum Control, Inc. and Subsidiaries annual report on Form 10-K for the fiscal year ended November 30, 2010.

Note 2 – Nature of Operations

The Company designs and manufactures custom electronic components and systems and has operations in the United States, Mexico, China and Germany. The Company offers a broad line of products which are included in its four reportable business segments: Advanced Specialty Products; Microwave Components and Systems; Power Management Systems; and Sensors and Controls. Although its products are used in many industries worldwide, the Company’s largest markets are military/defense, communications, and medical/industrial equipment.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3 – Revenue Recognition and Product Warranties

Revenue is recognized when all significant contractual obligations have been met, the sales price is fixed and determinable, product has been delivered, and collection of the resulting receivable is reasonably assured. Product sales are generally recorded at the time of shipment when title passes under the terms FOB shipping point or Ex Works. Payments received from customers in advance of products shipped are recorded as deferred revenue until earned. Sales of consigned inventories are recorded when the customer has taken title and assumed the risks and rewards of ownership as specified in the customer’s purchase order or sales agreement. Sales to third party distributors are made under contractual agreements which allow for limited rights of return and replacement. The contractual agreements do not provide any price protection for unsold inventory held by the distributor. Service revenues are recorded when the related services are performed. Patent licensing fees are recorded when the related technology rights are transferred.

The Company’s contracts and customer purchase orders do not include any customer acceptance clauses. In addition, the Company does not normally offer or grant any discounts. The Company’s product warranties generally extend for one year, and are limited to the repair and replacement value of the product. The Company does not have any other post shipment obligations. Sales returns and warranty expense are recorded as incurred and were not material in any of the periods presented herein.

Note 4 – Acquisition

On October 29, 2010, the Company acquired all of the outstanding common stock of Summit Instruments, Inc. (“Summit”). Summit, based in Akron, Ohio, designs and manufactures inertia sensors and related products including analog and digital accelerometers, angular rate sensors, and inertial measurement systems. Summit’s products are used in numerous military and aerospace applications, as well as industrial test and measurement instrumentation. The acquisition significantly expands the Company’s sensors and controls product offerings and capabilities. In addition, the Company believes that its low-cost manufacturing capability and established sales channels will provide additional revenue opportunities and improved profitability for Summit products. These factors contributed to a purchase price resulting in the recognition of goodwill.

The cash purchase price for Summit (net of cash received) was $5,439,000. The purchase price has been allocated to the assets acquired and liabilities assumed based upon their respective fair market values. Machinery and equipment values were determined by reference to undepreciated cost as of the date of acquisition, which the Company believes approximates fair value. The fair market values of identifiable intangible assets were determined by estimating the present value of future cash flows. The excess of the aggregate purchase price over the fair values of the net assets acquired was recognized as goodwill. The cash purchase price was primarily funded by borrowings under the Company’s domestic line of credit.

A preliminary allocation of the purchase price to the Summit assets acquired and liabilities assumed is as follows (in thousands):

Accounts receivable	$807
Inventories	687
Prepaid expenses and other current assets	26
Leasehold improvements	129
Machinery and equipment	425
Identifiable intangible assets	1,683
Accounts payable	(165)
Accrued liabilities	(169)
Income taxes payable	(232)
Deferred income taxes	(704)
Goodwill	2,952

$5,439

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company expects a final allocation of the Summit purchase price to be completed by June 30, 2011, upon receipt and review of all relevant and necessary information. The identifiable intangible assets (consisting of customer-related intangible assets such as customer lists, sales order backlog, and non-contractual customer relationships) are being amortized to expense over estimated useful lives ranging from 3 to 10 years, with a weighted average amortization period of 7.6 years. The Summit goodwill acquired has been assigned to the Company’s Sensors and Controls reportable operating segment. The Company does not expect the acquired goodwill to be amortizable or deductible for tax purposes.

For the three month period ended February 28, 2011, Summit product sales of $1,179,000 have been included in the accompanying condensed consolidated statement of income.

Note 5 – Equity-Based Compensation

The Company has two stock option plans that provide for granting to officers, directors, and employees options to purchase shares of the Company’s Common Stock. Under the plans, option prices are not less than the market price of the Company’s Common Stock on the date of the grant. The options become exercisable at varying dates and generally expire five years from the date of grant. At February 28, 2011, options to purchase 1,459,284 shares of Common Stock were available for grant under the Company’s stock option plans.

A summary of the Company’s stock option activity for the three month period ended February 28, 2011 is as follows:

	Number of Shares Under Option	Option Price
		Per Share	Weighted Average	Aggregate
Outstanding – November 30, 2010	712,605	$5.75 – 13.91	$9.15	$6,518,000
Granted during the period	-	-	-	-
Exercised during the period	(21,167)	5.75 – 9.30	6.78	(144,000)
Cancellations and forfeitures	-	-	-	-

Outstanding – February 28, 2011	691,438	$5.75 – 13.91	$9.22	$6,374,000

Exercisable – February 28, 2011	127,659	$8.38 – 9.30	$7.53	$962,000

The following table summarizes significant ranges of outstanding and exercisable stock options at February 28, 2011:

Option Price Range Per Share	Number of Shares Under Option
	Outstanding	Exercisable
$5.75 – 6.00	201,000	56,329
6.01 – 7.00	72,000	-
8.01 – 9.00	90,667	28,000
9.01 – 10.00	73,667	43,330
12.01 – 13.00	188,404	-
13.01 – 13.91	65,700	-

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Based upon a closing market price of $14.02 per share for the Company’s Common Stock at February 28, 2011, the aggregate intrinsic value of all outstanding stock options was $3,320,000, including an aggregate intrinsic value of $828,000 for all exercisable stock options. During the three month period ended February 28, 2011, stock options were exercised for 21,167 shares, which had an aggregate intrinsic value of $154,000. At February 28, 2011, the weighted average remaining contractual life of outstanding options was approximately 4.1 years.

The fair value of each option granted is determined, as of the date of grant, using the Black-Scholes option pricing model, with expected volatilities based upon historical volatility of the Company’s stock, and historical data used to estimate option exercise and employee terminations within the valuation model. In addition, risk-free interest rates within the contractual life of the options are based on the U.S. Treasury yield curve in effect at the time of grant. During the three month periods ended February 28, 2011 and 2010, no stock options were granted.

Most of the stock options granted by the Company vest ratably over a three year period ( the “Base Awards” ). The remaining stock options have three year cliff vesting, with vesting contingent upon the Company achieving certain levels of future sales growth and profitability ( the “Performance-Based Awards” ). For Performance-Based Awards, no compensation expense has been recognized in the accompanying condensed consolidated financial statements. Compensation expense related to these Performance-Based Awards will be recognized in future periods if it becomes probable that the performance conditions will be met. At February 28, 2011, the maximum compensation expense for all Performance-Based Awards, which may be recognized in the future, amounted to $562,000.

For the periods ended February 28, 2011 and 2010, equity-based compensation expense (related solely to Base Awards) was as follows (in thousands):

	Three Months Ended February 28,
	2011	2010
Equity-based compensation expense	$184	$120

The above amounts have been included in selling, general and administrative expense in the accompanying condensed consolidated statements of income.

At February 28, 2011, the total future equity-based compensation expense (related to nonvested Base Awards) is expected to be recognized as follows (in thousands):

2011	$551
2012	472
2013	288
2014	122
2015	-

$1,433

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 6 – Inventories

Inventories by major classification are as follows (in thousands):

	February 28, 2011	November 30, 2010
Finished goods	$6,668	$6,637
Work-in-process	14,271	14,192
Raw materials	18,331	18,720

	$39,270	$39,549

Inventories are presented net of aggregate inventory reserves of $1,647,000 at February 28, 2011 and $1,486,000 at November 30, 2010.

Note 7 – Property, Plant and Equipment

Property, plant and equipment by major classification are as follows (in thousands):

	February 28, 2011	November 30, 2010
Land and improvements	$2,380	$2,380
Buildings and improvements	16,052	16,039
Leasehold improvements	3,301	3,237
Machinery and equipment	51,686	50,851
	73,419	72,507
Less accumulated depreciation	44,808	43,297

	$28,611	$29,210

Note 8 – Goodwill

Changes in the carrying amount of goodwill for the period ended February 28, 2011, in total and for each reportable segment, are summarized as follows (in thousands):

	Advanced Specialty Products	Microwave Components and Systems	Sensors and Controls	Total
Three Months Ended February 28, 2011
Goodwill, beginning of period	$14,243	$20,966	$10,658	$45,867
Goodwill acquired	-	-	-	-
Goodwill impairment	-	-	-	-

Goodwill, end of period	$14,243	$20,966	$10,658	$45,867

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 9 – Other Noncurrent Assets

Other noncurrent assets by major classification are as follows (in thousands):

	February 28, 2011	November 30, 2010
Amortizable assets:
Customer-related intangibles	$11,846	$11,846
Licenses	1,050	1,050
Patents and patent rights	338	335
Debt issuance costs	273	273

	13,507	13,504
Less accumulated amortization	4,218	3,772

	9,289	9,732
Other assets:
Prepaid environmental liability insurance (see Note 12)	1,635	1,711
Deferred charges	86	83

Other noncurrent assets	$11,010	$11,526

For the period ended February 28, 2011, the weighted average amortization period for customer-related intangibles was 8.5 years.

For the periods ended February 28, 2011 and 2010, amortization of intangible assets was as follows (in thousands):

	Three Months Ended February 28,
	2011	2010
Amortization expense	$447	$221

For each of the five fiscal years ending November 30, 2015, amortization expense is expected to be $1,982,000, $1,863,000, $1,522,000, $1,082,000, and $820,000, respectively.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 10 – Short-Term Debt

Short-term debt consists of the following (in thousands):

	February 28, 2011	November 30, 2010
Notes payable – domestic line of credit (1)	$3,000	$1,000
Notes payable – foreign line of credit (2)	-	-

	$3,000	$1,000

(1)	The Company maintains a domestic line of credit with its principal lending institution ( the “Bank” ) in the aggregate amount of $50,000,000. Borrowings under the line of credit are secured by substantially all of the Company’s tangible and intangible personal property, and bear interest at rates below the prevailing prime rate. The Bank’s revolving credit commitment is scheduled to be permanently reduced in accordance with the following schedule: (i) $2,000,000 on March 31, 2011; (ii) $3,000,000 on September 30, 2011; and (iii) $5,000,000 on March 31, 2012. During the three month period ended February 28, 2011, weighted average borrowings under the revolving line of credit amounted to $4,044,000, with a weighted average interest rate of 2.51%, and maximum month-end borrowings of $5,000,000. During the three month period ended February 28, 2010, weighted average borrowings under the line of credit amounted to $6,900,000, with an average interest rate of 1.23%, and maximum month-end borrowings of $7,000,000. The line of credit agreement contains certain covenants, the most restrictive of which require the Company to maintain designated minimum levels of net worth and profitability, and impose certain restrictions on the Company regarding additional indebtedness. At February 28, 2011, the Company was in compliance with all debt covenants. The current line of credit agreement expires in September 2014.

(2)	The Company’s wholly-owned German subsidiary maintains an unsecured Euro line of credit with a German financial institution aggregating $1,376,000 (Euro 1,000,000). During the three month periods ended February 28, 2011 and 2010, no borrowings were outstanding under this line of credit arrangement. Future borrowings, if any, will bear interest at rates below the prevailing prime rate and will be payable upon demand.

Note 11 – Accrued Liabilities

Accrued liabilities by major classification are as follows (in thousands):

	February 28, 2011	November 30, 2010
Accrued salaries and wages	$3,199	$5,274
Accrued environmental remediation costs (see Note 12)	280	280
Accrued interest	13	27
Accrued other expenses	1,007	991

	$4,499	$6,572

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 12 – Other Liabilities

Other liabilities consist of the following (in thousands):

	February 28, 2011	November 30, 2010
Accrued environmental remediation costs	$666	$713
Less current portion	280	280

	$386	$433

The Company owns certain land and manufacturing facilities in State College, Pennsylvania. The property, which was acquired from Murata Electronics North America (“Murata”) in December 2005, consists of approximately 53 acres of land and 250,000 square feet of manufacturing facilities. Among other uses, the acquired facilities have become the design and manufacturing center for the Company’s ceramic operations.

The purchase price for the acquired property consisted of: (a) $1.00, plus (b) closing costs of $695,000 including realtor commissions, transfer taxes, and legal fees; plus (c) the assumption of, and indemnification of Murata against, all environmental liabilities related to the property. The acquired property has known environmental conditions that require remediation, and certain hazardous materials previously used on the property have migrated into neighboring third party areas. These environmental issues arose from the use of chlorinated organic solvents including tetrachloroethylene (“PCE”) and trichloroethylene (“TCE”). As a condition to the purchase, the Company entered into an agreement with the Pennsylvania Department of Environmental Protection (“PADEP”) pursuant to which: (a) the Company agreed to remediate all known environmental conditions relating to the property to a specified industrial standard, with the Company’s costs for remediating such conditions being capped at $4,000,000; (b) PADEP released Murata from further claims by Pennsylvania under specified state laws for the known environmental conditions; and (c) the Company purchased an insurance policy providing clean-up cost cap coverage (for known and unknown pollutants) with a combined coverage limit of approximately $8,200,000, and pollution legal liability coverage (for possible third party claims) with an aggregate coverage limit of $25,000,000. The total premium cost for the insurance policy, which has a ten year term and an aggregate deductible of $650,000, was $4,762,000. The cost of the insurance associated with the environmental clean-up ($3,604,000) is being charged to general and administrative expense in direct proportion to the actual remediation costs incurred. The cost of the insurance associated with the pollution legal liability coverage ($1,158,000) is being charged to general and administrative expense on a pro rata basis over the ten year policy term.

Based upon its environmental review of the property, the Company recorded a liability of $2,888,000 to cover probable future environmental expenditures related to the remediation, the cost of which is expected to be entirely covered by the insurance policy. As of February 28, 2011, remediation expenditures of $2,222,000 have been incurred and charged against the environmental liability, with all such expenditures being reimbursed by the insurance carrier. The remaining aggregate undiscounted expenditures of $666,000 which are anticipated to be incurred over the next five years, principally consist of: (a) continued operation and monitoring of the existing on-site groundwater extraction, treatment, and recharge system; (b) completion of soil investigations to determine the extent of potential soil contamination; (c) excavation and off-site disposal of soil containing contaminates above acceptable standards; and (d) implementation of soil vapor extraction systems in certain areas. Depending upon the results of future environmental testing and remediation actions, it is possible that the ultimate costs incurred could exceed the current aggregate estimate of $2,888,000. The Company expects such increase, if any, to be entirely covered by the insurance policy. Insurance recoveries for actual environmental remediation costs incurred are recorded when it is probable that such insurance reimbursement will be received and the related amounts are determinable. Such insurance recoveries are credited to the Company’s general and administrative expense.

Based on the Company’s current remediation plan, $280,000 of the total remediation costs are expected to be incurred during the next twelve months.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 13 – Treasury Stock

The Board of Directors has authorized the Company to repurchase up to $16,000,000 of the Company’s Common Stock at market prices. The amount and timing of the shares to be repurchased are at the discretion of management. During the three month period ended February 28, 2011, the Company did not repurchase any of its Common Stock. Since the inception of the stock buyback program, the Company has repurchased 1,677,479 shares at an aggregate cost of $11,788,000. The repurchased shares are held as treasury stock.

Note 14 – Fair Value of Financial Instruments

The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. The carrying amounts of the Company’s long-term debt approximate fair value, based on borrowing rates currently available for debt of similar terms and maturities. The Company utilizes letters of credit to collateralize certain long-term borrowings. The letters of credit reflect fair value as a condition of their underlying purpose and are subject to fees competitively determined in the marketplace.

To protect against the reduction in value of forecasted foreign currency cash flows resulting from export sales, the Company maintains a foreign currency cash flow hedging program. Under this program, the Company occasionally hedges portions of its forecasted revenue denominated in foreign currencies with forward contracts. When the dollar strengthens significantly against the foreign currencies (primarily the Euro and British Pound Sterling), the decline in value of future foreign currency revenue is offset by gains in the value of the forward contracts designated as hedges. Conversely, when the dollar weakens, the increase in the value of future foreign currency cash flows is offset by losses in the value of the forward contracts. At February 28, 2011, the Company did not have any material forward currency exchange contracts outstanding. Hedging ineffectiveness during the three month periods ended February 28, 2011 and 2010 was not material to the condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 15 – Income Taxes

For the three month periods ended February 28, 2011 and 2010, the Company’s effective income tax rate was 31.8% and 35.0%, respectively, compared to an applicable U.S. federal and state statutory income tax rate of 40.0%. Differences between the effective tax rate and U.S. statutory tax rate primarily arise from domestic production activities deductions, state tax provisions and foreign income tax rates. In addition, on December 17, 2010, the “Tax Relief, Unemployment Insurance and Job Creation Act” was enacted into law. Among other provisions, the new law includes a one year retroactive and one year prospective extension of the research and development tax credit from January 1, 2010 through December 31, 2011. Accordingly, during the three month period ended February 28, 2011, the Company recorded a tax benefit of $183,000 associated with its retroactive application of the tax credit. Excluding this retroactive benefit, the Company’s effective tax rate would have been 35.6% for the three month period ended February 28, 2011.

A reconciliation of the Company’s unrecognized tax benefits, as of the beginning and end of the current period, is as follows (in thousands):

Balance at December 1, 2010	$148
Changes related to:
Prior year tax positions	-
Current year tax positions	61

Balance at February 28, 2011	$209

As of February 28, 2011, the Company’s unrecognized tax benefits of $209,000 (which relate to certain U.S. tax credits and state income tax matters) would affect the Company’s effective tax rate if recognized.

The Company’s practice is to recognize interest and penalties related to income tax matters as income tax expense. For each of the periods presented herein, there were no significant amounts accrued or charged to expense for tax-related interest and penalties.

Although no income tax examinations are currently in process, the Company is subject to possible income tax examinations for its U.S. federal and state income tax returns filed for the tax years 2006 to present. International tax statutes may vary widely regarding the tax years subject to examination, but generally range from 2006 to the present.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 16 – Earnings Per Common Share

The following table sets forth the computation of basic and diluted earnings per common share for the periods indicated:

	Three Months Ended February 28,
	2010	2010
Numerator for basic and diluted earnings per common share (in thousands):

Net income	$3,285	$2,408

Denominator for basic earnings per common share (in thousands):

Weighted average shares outstanding	13,123	12,695

Denominator for diluted earnings per common share (in thousands):

Weighted average shares outstanding	13,123	12,695

Effect of dilutive stock options	209	269

	13,332	12,964

Earnings per common share:

Basic	$0.25	$0.19

Diluted	$0.25	$0.19

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 17 – Comprehensive Income

The components of comprehensive income are as follows (in thousands):

	Three Months Ended February 28,
	2011	2010

Net income	$3,285	$2,408

Foreign currency translation adjustments	178	(318)

Comprehensive income	$3,463	$2,090

The components of accumulated other comprehensive income are as follows (in thousands):

	February 28, 2011	November 30, 2010
Foreign currency translation adjustments	$918	$740

Note 18 – Supplemental Cash Flow Information

Supplemental cash flow information consists of the following (in thousands):

	Three Months Ended February 28,
	2011	2010
Cash paid during the period for:

Interest	$55	$89
Income taxes	580	42

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 19 – Reportable Operating Segments

The Company designs, develops and manufactures custom electronic components and systems. Although it provides a wide range of products to many industries worldwide, the Company’s largest markets are military/defense, communications, and medical/industrial equipment.

The Company’s current operations are conducted in four reportable segments: advanced specialty products; microwave components and systems; power management systems; and sensors and controls. The Company’s Advanced Specialty Products Business designs and manufactures a broad range of products including antennas, specialty connectors, advanced ceramics, and electromagnetic interference (“EMI”) filters and interconnects. Our Microwave Components and Systems Business designs and manufactures microwave filters and components, high power amplifiers, oscillators, synthesizers, switched filter banks, and related systems and integrated assemblies. The Power Management Systems Business designs and manufactures custom AC and DC power distribution units, power outlet strips, power monitoring equipment, and our Smart Start power management systems. Our Sensors and Controls Business designs and manufactures rotary and linear precision potentiometers, temperature sensing probes, thermistors, resistance temperature detector sensors, inertia sensors, inertial measurement systems, and related assemblies. The reportable segments are each managed separately because they manufacture and sell distinct products with different production processes.

The Company evaluates performance and allocates resources to its reportable segments based upon numerous factors, including segment income before income taxes. The accounting policies of the reportable segments are the same as those utilized in the preparation of the Company’s consolidated financial statements. However, substantially all of the Company’s general and administrative expenses, and nonoperating expenses, are not allocated to the Company’s reportable operating segments. Accordingly, these expenses are not deducted in arriving at segment income.

For each period presented in the following tables, the accounting policies and procedures used to determine segment income have been consistently applied. Reportable segment information for the periods ended February 28, 2011 and 2010, is as follows (in thousands):

	Advanced Specialty Products	Microwave Components and Systems	Power Management Systems	Sensors and Controls	Total
Three Months Ended February 28, 2011
Revenue from unaffiliated customers	$11,959	$19,769	$3,048	$6,433	$41,209
Segment income	1,840	2,863	754	1,341	6,798

Three Months Ended February 28, 2010
Revenue from unaffiliated customers	11,673	17,832	3,872	4,493	37,870
Segment income	1,875	2,021	1,443	452	5,791

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

A reconciliation of total reportable segment income to consolidated income before provision for income taxes for the periods ended February 28, 2011 and 2010 is as follows (in thousands):

	Three Months Ended February 28,
	2011	2010
Total income for reportable segments	$6,798	$5,791
Unallocated amounts:
General and administrative expense	(1,927)	(2,071)
Interest expense	(41)	(47)
Other income and (expense), net	(13)	34

Consolidated income before provision for income taxes	$4,817	$3,707

Note 20 – Contingencies

The Company is subject to certain legal proceedings and claims arising in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company’s consolidated financial position, results of operations, or cash flows.

Note 21 – Subsequent Event

On March 28, 2011, the Company and API Technologies Corp. (“API”) announced that they have entered into a definitive merger agreement providing for the cash acquisition of the Company by API. API ( OTC Bulletin Board: ATNY.OB ) is a provider of secure communications, electronic components and subsystems, and contract manufacturing services to the global defense and aerospace industries. Pursuant to the terms of the definitive agreement, API will acquire 100% of the issued and outstanding equity of the Company for $20.00 per share for a total purchase price of approximately $270,000,000. The transaction is subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval of the Company’s shareholders. Upon closing of the transaction, the Company will operate as a wholly owned subsidiary of API.